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                               STOCK PURCHASE AGREEMENT


    THIS AGREEMENT is made and entered into the 24th day of June, 1996 by and between Frank Mancini, an individual ("Subscriber") and Apollo International of Delaware, Inc., a Delaware corporation ("Corporation").

                                 W I T N E S S E T H:

    WHEREAS, Subscriber has advanced the Corporation the aggregate sum of $13,271.65 and

    WHEREAS, Subscriber wishes to convert the $13,271.65, plus accrued unpaid interest of $940.29 (calculated at 18% per annum from and including January 31, 1996 to and including June 21, 1996) to the Corporation's Common Stock.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

    1. CONVERSION OF OBLIGATION. The parties hereto agree that the amount of $14,211.94 (representing the total of advances made by Subscriber and accrued interest) shall be converted into 15,182.3313 shares of the Corporation's Common Stock (the "Shares") as calculated by dividing an effective pre-split price of $10.00 per share and giving effect for the 10.6828 for 1 stock split occurring in May 1996, as follows:

         $14,211.94 divided by $10.00 =  1,421.1940 pre-split shares

         1,421.1940 x 10.6828 = 15,182.3313 post-split shares

    2. REPRESENTATIONS AND WARRANTIES. Subscriber hereby represents, warrants and covenants to the Corporation that in connection herewith:

         (a)  REVIEW AND EVALUATION OF INFORMATION REGARDING THE COMPANY:
Subscriber has had an opportunity to examine the governing instruments and the material documents and records of the Corporation, to ask questions and receive answers from the representatives of the Corporation concerning the Corporation's financial condition and business, and to obtain such other information that he has deemed necessary to make a fully informed decision.

         (b) PURCHASER'S FINANCIAL EXPERIENCE. Subscriber is sufficiently experienced in financial and business matters to be


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capable of evaluating the merits and risks of his investment in the Shares.
Subscriber is familiar with the nature and risks attending investments in privately offered securities, and he has determined that a purchase of Shares is consistent with his forecasted income and investment objectives.

         (c)  SUITABILITY OF INVESTMENT.  Subscriber understands that the
Shares are speculative investments and involve a high degree of risk, including but not limited to: there is no guarantee of success of the business of the Corporation; he may not receive any return (economic or otherwise) on his investment, and management has extreme latitude and generally, the sole discretion, to determine the financial picture, operations and potential dissolution of the Corporation. Subscriber has evaluated the merits and risks of Subscriber's proposed investment in the Shares, including those risks particular to Subscriber's personal situation, and he has determined that this investment is suitable for Subscriber. Subscriber had adequate financial resources for an investment of this character, and at this time Subscriber could bear a complete loss of his investment. Further Subscriber will continue to have, after making his investment in the Shares adequate means of providing for his current needs, the needs of those dependent on him, and possible personal contingencies.

         (d) INVESTMENT INTENT. Subscriber is purchasing the Shares for investment purposes only and for his own account, and has no present commitment, agreement or intention to sell, distribute or otherwise dispose of any of them or enter into any such commitment or agreement.

         (e) UNREGISTERED SECURITIES; LIMITATIONS ON DISPOSITION. Subscriber understands that the Shares are being sold without registration under federal or any state securities laws ("Securities Laws") by reason of specific exemptions from registration and that the Corporation is relying on the information given herein in its determination of whether such specific exemptions are available. Subscriber understands that because the Shares have not been and will not be registered under the Securities Laws, they cannot be sold unless and until they are subsequently registered or an exemption from registration is available. Subscriber may have to bear the economic risk of holding the Shares for an indefinite period of time since there is no public market for the Shares and none is likely to develop. Subscriber represents that he can afford to hold the Shares for an indefinite period of time.

         (f) NON-RELIANCE. Subscriber is not relying on the Corporation or any representation contained herein with respect to the tax effect of his investment in the Corporation.


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         (g)  ACCREDITED INVESTOR.  Subscriber is an accredited investor as that term is defined in Section 501(a) of Regulation D as promulgated under the Securities Act of 1933, as amended, a copy of which is attached hereto as EXHIBIT A.

         (h) RESIDENCY. Subscriber is a bona fide resident of the State of Florida, or if an entity, its principal place of business is located in Florida.

    3. INDEMNIFICATION. Subscriber shall indemnify and hold harmless the Corporation and its agents and counsel against any and all loss, damage, liability or expense (including attorney's fees and costs) which may be suffered by reason of any breach of his representations, warranties or covenants contained in Section 2 hereof.

    4. GOVERNING LAW: JURISDICTION. This Agreement will be governed by, construed and enforced in accordance with the laws of the state of Florida.

    5. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and terminates any prior communication, agreement or understanding, whether written or oral. This Agreement may only be modified by a writing signed by all parties.

    6. SEVERABILITY. In the event that any of the provisions of this Agreement, or portions thereof, are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.


    IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date and year first written above.


                             /s/ Frank Mancini
                             -------------------------
                             Frank Mancini, Subscriber


                             APOLLO INTERNATIONAL OF DELAWARE,
                             INC.


                             BY: /s/ David W. Clarke
                                -------------------------------
                                David W. Clarke, President